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                                                                   Exhibit 10.13
                            THE GOVERNMENT OF ROMANIA
          MINISTRY OF COMMUNICATIONS AND INFORMATION TECHNOLOGY (MCIT)

           MINISTRY OF COMMUNICATIONS AND IT HAS ISSUED THIS LICENSE:

    LICENSE FOR THE USE OF RADIO-ELECTRIC FREQUENCIES BY PROVIDERS OF PUBLIC
                 ELECTRONIC COMMUNICATIONS NETWORKS AND SERVICES

The holder of this License: SC MobiFon SA
Registered Address: Nerva Traian 3, M101, sector 3, Bucharest
Incorporation No. J40/9852/1996
Single registration code: 8971726
duly represented by Edward Murray Lattimore domiciled in Bucharest, Helesteului st., 14, sector 1
Identification Document: passport VG295637, Canada, 25.02.1999 hereby authorised to exercise the right to use radio-electric frequencies to supply electronic communications networks or services.

I. 1. The Licensee under this License is granted the exclusive right to use the following radio-electric frequencies:

         A. In the frequency bands 935-960 / 890-915 MHz:

                  1) 62 national channels: channel 1 (935,2/890,2MHz) through channel 62 (947,4 / 902,4MHZ) according to the GSM channel distribution under ETSI 301 502

         B. In the frequency bands 1805-1880 / 1710-1785 MHz:

                  1) 12 national channels in Bucharest: 637, 639, 641, 643, 645, 647, 649, 651, 653, 655, 657, 659,
                           according to channel distribution DCS1800 under ETSI EN 301 502 standard;

2. At the request of the Licensee, the Ministry of Communications and IT (MCTI) might supplement / reduce the allocated number of channels / radio-electric frequencies allocated in GSM 900 and DCS 1800.

II.      LICENSE TERMS AND CONDITIONS AND LICENSEE'S OBLIGATIONS

1. The technology for which the right of use of the frequency has been licensed herein is the digital cellular mobile GSM communications.

2. Under this License the Licensee shall exercise its licensed rights in such a way as to ensure effective, rational and efficient use of the allocated frequencies.

2.1      Coverage Requirements:

         a) as a minimum, one base station installed and maintained in use in each county capital

         b)       coverage area: min.50% of the territory

         c)       service availability: min. 50% population coverage

The list of main towns and roads to be covered by the Licensee are listed in the Annex hereto.

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Subject to Ministry of Communications and IT prior approval, Licensee may replace a town or road in the list attached to this Annex with another town or road of equal importance in terms of population or distance thereto. Licensee shall present a list of proposed town and road replacements at least one month in advance.

In monitoring the Licensee's performance under this License, MCTI shall take into account the towns and roads covered by the License in addition to those established in the Annex hereto.

3.       TECHNICAL AND OPERATIONAL REQUIREMENTS

3.1 Licensee may install, operate, control and make available to third parties a public GSM network and the corresponding infrastructure, for the supply of electronic communications services.

3.2 The assignation authorizations attached as an integral part of this License contain the frequency assignations for supply of network, the identification features of the radioelectric stations, the technical parameters defining the service area associated to the assigned frequencies and the characteristics of the radio signals carried through the network.

3.3 The General Inspectorate for Communication &IT (IGCTI) may request the Licensee to modify the technical parameters of its base stations except for base station site so as to ensure electromagnetic compatibility.

3.4 Licensee shall send IGCTI a list of locations of the Licensee's base stations, at least 30 days prior to the start-up of the construction works. For the sake of electromagnetic compatibility, IGCTI may request the Licensee to change any of the locations listed by Licensee. Licensee shall notify IGCTI the technical parameters of the Licensee's base stations (locations, proposed frequencies, emission power, antennas / equipment etc), at least 2 weeks before the putting into operation.

3.5 Licensee shall comply with the GSM standards established by ETSI and the MCTI's technical regulations in force.

3.6 To avoid or eliminate any harmful interference, Licensee shall comply with the MCTI's technical and operational requirements regarding the use of radioelectric frequencies.

3.7 Licensee shall take due steps at its own costs to eliminate any harmful interference including but not limited to repair works, insertion of additional filters, correction of errors due to inadequate or defective network installation or in equipment operation.

3.8 Radio-communications network equipment shall be compliant with the basic requirements and the European standards applicable in Romania. Licensee may not directly or indirectly impose equipment requirements other than those established by the applicable ETSI standards.

3.9      QUALITY REQUIREMENTS:

         a)       the service shall be supplied 24 h / day, 7 days per week

         b)       call blocks over the radio path- max : 2% at peak hours

         c)       call drops over the radio path - max: 2% at peak hours

The principles, rules and methods for measuring service quality, coverage and other quality parameters shall be established by MCTI after consultations with the GSM operators and accoridng to the international practice.

4. This License expires on December 31, 2011 and may be renewed by MCTI upon Licensee's request made at least 6 month prior to the expiring date specified above.

5. This License may be assigned to a third party, subject only to the prior agreement of MCTI and provided that the assignee assumes all the obligations under this License. The assignment of this License shall not restrain, hinder or distort the competition and, where the use of spectrum has been harmonized to the European standards, This License shall not

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         lead to changes in the destination of the spectrum allocated under this
         License, which may come in contradiction with such harmonized legislation.

6. Licensee shall pay IGCTI for the whole License validity term a fee for the use of the radioelectric spectrum, according to the regulations in force.

7. Licensee shall follow MCTI's instructions under the international accords regarding the use of radioelectric spectrum (and the use thereof in the border area) in which Romania is a party. The use by Licensee in the frontier area of the spectrum / channels assigned hereunder shall be in coordination with the radio-communications authorities in the countries involved. To this end, Licensee shall, at its own costs, provide MCTI the necessary support for a proper coordination process.

8. Licensee shall abide by MCTI's requirements with regard to the need to achieve the international harmonization of the use of the radioelectric frequencies and international cooperation in electronic communications, such as: changes in the frequencies assigned and the corresponding technical parameters established by this License, within a reasonable time limit established by MCTI after consultation with the Licensee.

III. MCTI may temporarily forbid the Licensee the partial or total use of any frequency band or frequency, at the justified request of the competent public authorities, where such measure is imposed by the need to ensure national security, national defense or the public order.

IV. Licensee shall provide MCTI all the info and materials upon MCTI's request, as may be required to enable MCTI to exercise its powers.

V. Licensee shall provide IGCTI all the information and documents as this may require to enable IGCTI to supervise and control compliance with the obligations established in this License or in the regulations in the electronic communications industry. The Licensee shall allow access of IGCTI's authorised controllers to any of Licensee locations to inspect the electronic communications equipment, devices and installations thereon and to check compliance thereof with this License and with the applicable regulations regarding the electronic communications.

VI. The following are offenses to be sanctioned udner art. 55 of EGO 79/2002 regarding the general regulatory framework in communications industry as further amended and supplemented by Law 591/2002:

              a)  non-compliance with any of the obligations of this License

              b) Non-compliance with the regulations or technical regulations adopted under EGO 79/2002.

VII. MCTI may suspend or withdraw this License in any of the following cases:

              a) repeated serious breach by Licensee in any of the requirements or obligations established by this License

              b) failure of Licensee to pay within 90 days from the due date the spectrum fee plus the applicable penalties for default

              c) change in the destination of the spectrum assigned under this License, without prior approval by MCTI

              d) Breach in electronic communications regulations or in this License, where such breach causes serious damage to the public interest.

VIII.         FINAL PROVISIONS

1. This License shall be supplemented by any legal provision applicable in the electronic communications industry.

2. The frequency assignation authorizations issued under this License are an integral part thereof.

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                                  The MINISTER